UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 1, 2014 (March 27, 2014)

RMG NETWORKS HOLDING CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-35534	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15301 North Dallas Parkway Suite 500 Addison, TX	75001
(Address of Principal Executive Offices)	(Zip Code)

(800) 827-9666

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07.     Submission of Maters to a Vote of Security Holders.

As previously disclosed in the definitive consent solicitation materials filed by RMG Networks Holding Corporation (the “Company”) on February 18, 2014, in connection with the Company’s offer to each of the holders of its outstanding warrants to receive one share of the Company’s common stock in exchange for every eight outstanding warrants of the Company tendered by the holder (the “Exchange Offer”), the Company solicited consents from holders of the warrants that were issued by the Company in connection with its April 2011 public offering of units (the “Public Warrants”) to amend (the “Warrant Amendment”) the warrant agreement that governs the Company’s outstanding warrants to permit the Company to require that all outstanding Public Warrants be converted into shares of the Company’s common stock, at the same eight-to-one ratio applicable to the Exchange Offer. No meeting of the Company’s holders of Public Warrants was held.

The Exchange Offer and consent solicitation expired at 11:59 p.m. Eastern Time on March 26, 2014. A total of 3,417,348 Public Warrants, or approximately 43% of the 8,000,000 outstanding Public Warrants, were properly tendered and not withdrawn in the Exchange Offer, and were therefore deemed to have consented to the Warrant Amendment. Because consents were received from holders of fewer than 65% of the Company’s outstanding Public Warrants, the Warrant Amendment was not approved.

Item 8.01.     Other Events.

On March 27, 2014, the Company issued a press release announcing the results of the Exchange Offer and consent solicitation. A copy of the press release is attached to this report as Exhibit 99.1 and shall not be deemed incorporated by reference into any of the Company’s registration statements or other filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.     Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
99.1	Press release issued March 27, 2014 (incorporated by reference to an Exhibit to Amendment No. 4 to the Company’s Schedule TO, filed on March 27, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 1, 2014

RMG NETWORKS HOLDING CORPORATION

By:  /s/ Loren Buck

Name: Loren Buck

Title: Executive Vice President, Strategy and Business Operations

Exhibit Index

Exhibit No.	Description
99.1	Press release issued March 27, 2014 (incorporated by reference to an Exhibit to Amendment No. 4 to the Company’s Schedule TO, filed on March 27, 2014).